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                                                                    Exhibit 10.8

                             Collaboration Agreement

                                 by and between

Bruker-Franzen Analytik GmbH
Fahrenheitstr.4
28359 Bremen
                       hereinafter referred to as 'Bruker'

and

Sequenom Instruments GmbH
Mendelssohnstr. 15 D
22761 Hamburg
                      hereinafter referred to as 'Sequenom'

                                November 24, 1997

Preamble

(1) Bruker-Franzen Analytik develops and manufactures mass spectrometers and supplies such instruments on a worldwide scale.

      Bruker-Franzen Analytik has exclusive intellectual property rights and know-how, covering

      o     MALDI-TOF mass spectrometer technology
      o     Pulsed Ion Extraction
      o     Multi-Target Acquisition
      o     Postprocessing XMASS(TM) software

      Bruker-Franzen Analytik maintains an organisation appropriate for the manufacture, marketing and customer service with regard to such mass spectrometers.

(2) Sequenom has exclusive intellectual property rights and know-how, covering Sequenom's DNA MassArray(TM) technology basis and comprising

      o Sample preparation and sample conditioning of nucleic acids, optimized for MS separation and detection
      o DNA analysis application formats specifically designed for MS analysis (BiomassSIZE(TM), BiomassSCAN(TM), BiomassPROBE(TM), BiomassSEQUENCE(TM), BiomassINDEX(TM))
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      o     Parallel processing features, applying DNA chips (SpectroChip(TM))
            and multiplexing
      o Separation and detection of nucleic acids by MS, incl. analytical and diagnostic applications.

(3) The parties intend to establish a broad relationship focusing on nucleic acid analysis by mass spectrometry subject to the experience within this Collaboration.

Collaboration

(1) Bruker-Franzen and Sequenom intend to collaborate in the manufacture and marketing of and in the provision of customer service for 2D-array MADI-TOF mass spectrometers designed to process Sequenom's
      SpectroChips(TM) (the 'Mass Spectrometer') under a joint Bruker-Franzen - Sequenom logo.

      The Mass Spectrometer will be made available as stand-alone instrument and will be integrated by Sequenom in collaboration with highly qualified instrument manufacturers in the area of microliter and nanoliter liquid handling, mass spectrometry and system integration in modular analytical lines (the 'Modular System'), comprising automatic liquid handling modules, DNA amplification and sequencing modules, sample-to-chip transfer modules and controlling and data management units. The Modular System will be designed to run applications of Sequenom's DNA MassArray(TM) software.

(2) Bruker-Franzen will design and manufacture the Mass Spectrometer, meeting the specifications required for use in the DNA MassArray(TM) process and dedicated and appropriate to process Sequenom's SpectroChips(TM), including the XY-stage component and signal acquisition software. The parties will mutually agree on specifications for the Mass Spectrometer and the SpectroChip(TM). Bruker will make available to Sequenom the complete details of the interface, including software protocols and time behavior, enabling Sequenom to develop the specific application DNA MassArray(TM) software.

(3)   The Mass Spectrometer will be available by June 30, 1998.

(4) Bruker-Franzen and Sequenom will promote the Mass Spectrometer under a joint label. The procedure will be defined on a case-by-case basis.

(5) Bruker-Franzen will market and provide service for the Mass Spectrometer on a world-wide scale and under the name of Bruker-Franzen and Sequenom.

(6) Sequenom will provide nucleic acid analysis services to customers and to corporate partners using DNA MassArray(TM)'

      Sequenom will provide DNA MassArray(TM) application development, including necessary software, to Mass Spectrometry users.
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      Sequenom will develop, manufacture and market SpectroChips(TM) for whatever applications.

Business Terms

(1) Bruker-Franzen will supply the Mass Spectrometer to the market at a competitive market price (the 'Market Price').

(2) Sequenom maintains the option to purchase from Bruker-Franzen the Mass Spectrometer at a reduced price (the 'Supply Price').

      The Supply Price will be calculated by deducting [*](1) from the Market Price, referring to the basic instrument, in the respective country of instrument delivery.

(3) Bruker-Franzen Analytik will provide one Mass Spectrometer to Sequenom, Hamburg as (beta) test site by June 30, 1998 without payment.

      Initially, a prototype instrument equipped for handling of a single SpectroChip(TM) will be supplied by March 30, 1998. The Modular System in Hamburg will be used as demonstration and test site by both parties.

      A second Mass Spectrometer will be supplied to Sequenom, San Diego, the price being the Supply Price, by June 30, 1998.

(4) The Mass Spectrometer will be locked by appropriate hardware and software features for the exclusive processing of Sequenom's SpectroChip(TM).

Timelines

(1) The Collaboration Agreement will come into force with the date of signature.

(2) The Collaboration Agreement may be terminated by either party at 12 months notice; such first notice of termination may, however, not be given earlier than 30 Dec. 1999.


Date:  December 4, 1997                   Date:  December 4, 1997
     ---------------------------               -------------------------
Bruker-Franzen                      Sequenom

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(1) [*] Indicates information has been omitted and separately filed with the
Securities and Exchange Commission pursuant to an application for an order declaring confidential treatment thereof.
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/s/  Dr. Franzen                    /s/ Hubert Koster

/s/  H.J. Baum